EX-99.1

Press Release

Contact: Barbara M. Conley

Senior Vice President and General Counsel

First Business Financial Services, Inc.

608-232-5902

bconley@firstbusiness.com

Harris Appointed to First Business Financial Services, Inc. Board of Directors

MADISON, WI, January 31, 2012—First Business Financial Services, Inc. (NASDAQ:FBIZ) announced today that John J. Harris was elected to the Board of Directors of First Business Financial Services, Inc. at yesterday afternoon’s Board of Directors meeting.

“We are very pleased to have John Harris join our holding company board,” stated Corey Chambas, CEO. “John has significant capital markets experience, including extensive work in the financial services industry. His expertise and in-depth knowledge of issues affecting banks and the banking industry will prove valuable to First Business and its shareholders.”

“I am truly impressed with First Business’ strength and performance, and I look forward to contributing to the company’s future success,” stated Harris.

Mr. Harris is a senior financial services executive with over 25 years of experience providing financial advisory services to senior managements, boards and special committees of publicly traded companies. He has extensive experience with mergers and acquisitions and has done significant work advising clients on capital formation and execution of public capital raises.

About First Business Financial Services, Inc.

First Business Financial Services (Nasdaq:FBIZ) is a $1.1 billion Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. It is the 2nd largest Wisconsin-based commercial bank holding company listed on NASDAQ or the NYSE. Its companies include: First Business Bank—Madison; First Business Bank—Milwaukee; First Business Bank—Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call (608) 238-8008.

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